FUND ACCOUNTING AGREEMENT

THIS AGREEMENT is made as of this 17th day of December, 2001, by and between THE GKM FUNDS (the "Trust"), an Ohio business trust having its principal place of business at 11150 Santa Monica Boulevard, Suite 850, Los Angeles, California 90025, and ULTIMUS FUND SOLUTIONS, LLC ("Ultimus"), a limited liability company organized under the laws of the State of Ohio and having its principal place of business at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246.

WHEREAS, the Trust is an open-end management investment company registered under the Investment Company Act of 1940, as amended (the “1940 Act”); and

WHEREAS, the Trust desires that Ultimus perform certain fund accounting services for each series of the Trust, listed on Schedule A attached hereto and made part of this Agreement, as such Schedule A may be amended from time to time (individually referred to herein as the "Portfolio" and collectively as the "Portfolios"); and

WHEREAS, Ultimus is willing to perform such services on the terms and conditions set forth in this Agreement;

NOW, THEREFORE, in consideration of the mutual premises and covenants herein set forth, the parties agree as follows:

1.       RETENTION OF ULTIMUS.

The Trust hereby retains Ultimus to act as the fund accountant of the Trust and to furnish the Trust with the services as set forth below. Ultimus hereby accepts such employment to perform such duties.

(a) MAINTENANCE OF BOOKS AND RECORDS.

Ultimus shall maintain and keep current the accounts, books, records and other documents relating to the Trust’s financial and portfolio transactions as may be required by the rules and regulations of the Securities and Exchange Commission (the “SEC”) adopted under Section 31(a) of the 1940 Act. Ultimus shall cause the subject records of the Trust to be maintained and preserved pursuant to the requirements of the 1940 Act.

(b) PERFORMANCE OF DAILY ACCOUNTING SERVICES.

In addition to the maintenance of the books and records specified above, Ultimus shall perform the following accounting services daily for each Portfolio:

(i)	Calculate the net asset value per share utilizing prices obtained from the sources described in subsection 1(b)(ii) below;
(ii)	Obtain security prices from independent pricing services, or if such quotes are unavailable, then obtain such prices from each Portfolio's investment adviser or its designee, as approved by the Trust's Board of Trustees (hereafter referred to as "Trustees");

(iii)	Verify and reconcile with the Portfolios' custodian all daily trade activity;
(iv)	Compute, as appropriate, each Portfolio's net income and capital gains, dividend payables, dividend factors, yields, and weighted average portfolio maturity;
(v)	Review daily the net asset value calculation and dividend factor (if any) for each Portfolio prior to release to shareholders, check and confirm the net asset values and dividend factors for reasonableness and deviations, and distribute net asset values and yields to NASDAQ;
(vi)	Determine unrealized appreciation and depreciation on securities held by the Portfolios;
(vii)	Amortize premiums and accrete discounts on securities purchased at a price other than face value, if requested by the Trust;
(viii)	Update fund accounting system to reflect rate changes, as received from a Portfolio's investment adviser, on variable interest rate instruments;
(ix)	Post Portfolio transactions to appropriate categories;
(x)	Accrue expenses of each Portfolio;
(xi)	Determine the outstanding receivables and payables for all (1) security trades, (2) Portfolio share transactions and (3) income and expense accounts;
(xii)	Provide accounting reports in connection with the Trust's regular annual audit and other audits and examinations by regulatory agencies; and
(xiii)	Provide such periodic reports as the parties shall agree upon.

(c) SPECIAL REPORTS AND SERVICES.

(i)	Ultimus may provide additional special reports upon the request of the Trust or a Portfolio's investment adviser, which may result in an additional charge, the amount of which shall be agreed upon between the parties.
(ii)	Ultimus may provide such other similar services with respect to a Portfolio as may be reasonably requested by the Trust, which may result in an additional charge, the amount of which shall be agreed upon between the parties.

(d) ADDITIONAL ACCOUNTING SERVICES.

Ultimus shall also perform the following additional accounting services for each Portfolio:

(i)	Provide monthly (or as frequently as may reasonably be requested by the Trust or a Portfolio’s investment adviser) a set of financial statements for each Portfolio as described below, upon request of the Trust:

Statement of Assets and Liabilities

Statement of Operations

Statement of Changes in Net Assets

Security Purchases and Sales Journals

Portfolio Holdings Reports

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(ii)	Provide accounting information for the following:

(A)	federal and state income tax returns and federal excise tax returns;
(B)	the Trust's semi-annual reports with the SEC on Form N-SAR;
(C)	the Trust's annual, semi-annual and quarterly (if any) shareholder reports;
(D)	registration statements on Form N-1A and other filings relating to the registration of shares;
(E)	Ultimus' monitoring of the Trust's status as a regulated investment company under Subchapter M of the Internal Revenue Code, as amended;
(F)	annual audit by the Trust's auditors; and
(G)	examinations performed by the SEC.

2.       SUBCONTRACTING.

Ultimus may, at its expense and, upon written notice to the Trust, subcontract with any entity or person concerning the provision of the services contemplated hereunder; provided, however, that Ultimus shall not be relieved of any of its obligations under this Agreement by the appointment of such subcontractor and provided further, that Ultimus shall be responsible, to the extent provided in Section 7 hereof, for all acts of such subcontractor as if such acts were its own.

3.       COMPENSATION.

The Trust shall pay for the services to be provided by Ultimus under this Agreement in accordance with, and in the manner set forth in, Schedule B attached hereto, as such Schedule may be amended from time to time.

If this Agreement becomes effective subsequent to the first day of a month or terminates before the last day of a month, Ultimus’ compensation for that part of the month in which the Agreement is in effect shall be prorated in a manner consistent with the calculation of the fees as set forth above. Payment of Ultimus’ compensation for the preceding month shall be made promptly.

4.       REIMBURSEMENT OF EXPENSES.

In addition to paying Ultimus the fees described in Schedule B attached hereto, the Trust agrees to reimburse Ultimus for its reasonable out-of-pocket expenses in providing services hereunder, including without limitation the following:

(a)	All freight and other delivery and bonding charges incurred by Ultimus in delivering materials to and from the Trust;

(b)	All direct telephone, telephone transmission and telecopy or other electronic transmission expenses incurred by Ultimus in communication with the Trust, the Trust's investment adviser or custodian, dealers or others as required for Ultimus to perform the services to be provided hereunder;

(c)	The cost of obtaining security market quotes;

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(d)	All expenses incurred in connection with any custom programming or systems modifications required to provide any special reports or services requested by the Trust;

(e)	Any expenses Ultimus shall incur at the written direction of an officer of the Trust thereunto duly authorized other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes; and

(f)	Any additional expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement.

5.       EFFECTIVE DATE.

This Agreement shall become effective with respect to a Portfolio as of the date first written above (or, if a particular Portfolio is not in existence on that date, on the date such Portfolio commences operation) (the "Effective Date").

6.       TERM OF THIS AGREEMENT.

The term of this Agreement shall continue in effect, unless earlier terminated by either party hereto as provided hereunder, for a period of two years. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

This Agreement may be terminated without penalty: (i) by provision of sixty (60) days’ written notice; (ii) by mutual agreement of the parties; or (iii) for "cause" (as defined herein) upon the provision of thirty (30) days’ advance written notice by the party alleging cause.

For purposes of this Agreement, "cause" shall mean: (i) a material breach of this Agreement that has not been remedied within thirty (30) days following written notice of such breach from the non-breaching party, (ii) a series of negligent acts or omissions or breaches of this Agreement which, in the aggregate, constitute in the reasonable judgment of the Trust, a serious failure to perform satisfactorily Ultimus' obligations hereunder; (iii) a final, unappealable judicial, regulatory or administrative ruling or order in which the party to be terminated has been found guilty of criminal or unethical behavior in the conduct of its business; or (iv) financial difficulties on the part of the party to be terminated which are evidenced by the authorization or commencement of, or involvement by way of pleading, answer, consent or acquiescence in, a voluntary or involuntary case under Title 11 of the United States Code, as from time to time is in effect, or any applicable law, other than said Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or the modification or alteration of the rights of creditors.

Notwithstanding the foregoing, after such termination for so long as Ultimus, with the written consent of the Trust, in fact continues to perform any one or more of the services contemplated by this Agreement or any schedule or exhibit hereto, the provisions of this Agreement, including without limitation the provisions dealing with indemnification, shall continue in full force and effect. Compensation due Ultimus and unpaid by the Trust upon such termination shall be immediately due and payable upon and notwithstanding such termination. Ultimus shall be entitled to collect from the Trust, in addition to the compensation described in Schedule B, the amount of all of Ultimus' cash disbursements for services in connection with

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Ultimus' activities in effecting such termination, including without limitation, the delivery to the Trust and/or its designees of the Trust's property, records, instruments and documents.

7.       STANDARD OF CARE.

The duties of Ultimus shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against Ultimus hereunder. Ultimus shall be obligated to exercise care and diligence in the performance of its duties hereunder and to act in good faith in performing the services provided for under this Agreement. Ultimus shall be liable for any damages arising directly or indirectly out of Ultimus' failure to perform its duties under this Agreement to the extent such damages arise directly or indirectly out of Ultimus' willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of it obligations and duties hereunder. (As used in this Article 7, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

Without limiting the generality of the foregoing or any other provision of this Agreement, (i) Ultimus shall not be liable for losses beyond its reasonable control, provided that Ultimus has acted in accordance with the standard of care set forth above; and (ii) Ultimus shall not be liable for the validity or invalidity or authority or lack thereof of any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated persons of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes).

Ultimus may apply to the Trust at any time for instructions and may consult with counsel for the Trust or its own counsel and with accountants and other experts with respect to any matter arising in connection with Ultimus' duties hereunder, and Ultimus shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction or with the reasonable opinion of such counsel, accountants or other experts qualified to render such opinion.

8.       INDEMNIFICATION.

The Trust agrees to indemnify and hold harmless Ultimus from and against any and all actions, suits, claims, losses, damages, costs, charges, reasonable counsel fees and disbursements, payments, expenses and liabilities (including reasonable investigation expenses) (collectively, "Losses") arising directly or indirectly out of any action or omission to act which Ultimus takes (i) at any request or on the direction of or in reliance on the reasonable advice of the Trust (unless the advice comes from an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes), (ii) upon any instruction, notice or other instrument that Ultimus reasonably believes to be genuine and to have been signed or presented by a duly authorized representative of the Trust (other than an employee or other affiliated person of Ultimus who may otherwise be named as an authorized representative of the Trust for certain purposes) or (iii) on its own initiative, in good faith and in accordance with the standard of care set forth herein, in connection with the performance of its duties or obligations hereunder; provided, however that the Trust shall have no obligation to indemnify or reimburse Ultimus under this Article 8 to the extent that Ultimus is entitled to reimbursement or indemnification for such Losses under any liability insurance policy described in this Agreement or otherwise.

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Ultimus shall not be indemnified against or held harmless from any Losses arising directly or indirectly out of Ultimus' own willful misfeasance, bad faith, negligence in the performance of its duties, or reckless disregard of its obligations and duties hereunder, for all of which exceptions Ultimus shall be liable to the Trust. (As used in this Article 8, the term "Ultimus" shall include directors, officers, employees and other agents of Ultimus as well as Ultimus itself.)

9.       RECORD RETENTION AND CONFIDENTIALITY.

Ultimus shall keep and maintain on behalf of the Trust all books and records which the Trust and Ultimus is, or may be, required to keep and maintain pursuant to any applicable statutes, rules and regulations, including without limitation Rules 31a-1 and 31a-2 under the 1940 Act, relating to the maintenance of books and records in connection with the services to be provided hereunder. Ultimus further agrees that all such books and records shall be the property of the Trust and to make such books and records available for inspection by the Trust or by the SEC at reasonable times and otherwise to keep confidential all books and records and other information relative to the Trust and its shareholders; except when requested to divulge such information by duly-constituted authorities or court process.

10.       FORCE MAJEURE.

Ultimus assumes no responsibility hereunder, and shall not be liable, for any damage, loss of data, delay or any other loss whatsoever caused by events beyond its reasonable control, including acts of civil or military authority, national emergencies, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

11.       RIGHTS OF OWNERSHIP; RETURN OF RECORDS.

All records and other data except computer programs and procedures developed to perform services required to be provided by Ultimus are the exclusive property of the Trust and all such records and data will be furnished to the Trust in appropriate form as soon as practicable after termination of this Agreement for any reason. Ultimus may at its option at any time, and shall promptly upon the Trust's demand, turn over to the Trust and cease to retain Ultimus' files, records and documents created and maintained by Ultimus pursuant to this Agreement which are no longer needed by Ultimus in the performance of its services or for its legal protection. If not so turned over to the Trust, such documents and records will be (1) copied and made available to the Trust by Ultimus as soon as reasonably practical, and (2) retained by Ultimus for six years from the year of creation. At the end of such six-year period, such records and documents will be turned over to the Trust unless the Trust authorizes in writing the destruction of such records and documents.

12.       REPRESENTATIONS OF THE TRUST.

The Trust certifies to Ultimus that: (1) as of the close of business on the Effective Date, each Portfolio that is in existence as of the Effective Date has authorized unlimited shares, and (2) this Agreement has been duly authorized by the Trust and, when executed and delivered by the Trust, will constitute a legal, valid and binding obligation of the Trust, enforceable against the Trust in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties.

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13.       REPRESENTATIONS OF ULTIMUS.

Ultimus represents and warrants that: (1) the various procedures and systems which Ultimus has implemented with regard to safeguarding from loss or damage attributable to fire, theft, or any other cause the records, and other data of the Trust and Ultimus's records, data, equipment facilities and other property used in the performance of its obligations hereunder are adequate and that it will make such changes therein from time to time as are required for the secure performance of its obligations hereunder, (2) this Agreement has been duly authorized by Ultimus and, when executed and delivered by Ultimus, will constitute a legal, valid and binding obligation of Ultimus, enforceable against Ultimus in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting the rights and remedies of creditors and secured parties, (3) it is duly registered with the appropriate regulatory agency as a transfer agent and such registration will remain in full force and effect for the duration of this Agreement, and (4) it has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement.

14.       INSURANCE.

Ultimus shall furnish the Trust with pertinent information concerning the professional liability insurance coverage that it maintains. Such information shall include the identity of the insurance carrier(s), coverage levels and deductible amounts. Ultimus shall notify the Trust should any of its insurance coverage be canceled or reduced. Such notification shall include the date of change and the reasons therefor. Ultimus shall notify the Trust of any material claims against it with respect to services performed under this Agreement, whether or not they may be covered by insurance, and shall notify the Trust promptly of the total outstanding claims made by Ultimus under its insurance coverage.

15.       INFORMATION TO BE FURNISHED BY THE TRUST.

The Trust has furnished to Ultimus the following:

(a)	Copies of the Declaration of Trust and of any amendments thereto, certified by the proper official of the state in which such document has been filed.

(b)	Copies of the following documents:

(1)	The Trust's Bylaws and any amendments thereto; and
(2)	Certified copies of resolutions of the Trustees covering the approval of this Agreement, authorization of a specified officer of the Trust to execute and deliver this Agreement and authorization for specified officers of the Trust to instruct Ultimus thereunder.

(c)	A list of all the officers of the Trust, together with specimen signatures of those officers who are authorized to instruct Ultimus in all matters.

(d)	Copies of the Prospectus and Statement of Additional Information for each Portfolio.

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16.       AMENDMENTS TO AGREEMENT.

This Agreement, or any term thereof, may be changed or waived only by written amendment signed by the party against whom enforcement of such change or waiver is sought.

For special cases, the parties hereto may amend such procedures set forth herein as may be appropriate or practical under the circumstances, and Ultimus may conclusively assume that any special procedure which has been approved by the Trust does not conflict with or violate any requirements of its Declaration of Trust or then current prospectuses, or any rule, regulation or requirement of any regulatory body.

17.       NOTICES.

Any notice provided hereunder shall be sufficiently given when sent by registered or certified mail to the party required to be served with such notice, at the following address: if to the Trust, at 11150 Santa Monica Boulevard, Suite 850, Los Angeles, California 90025, Attn: Timothy J. Wahl; and if to Ultimus, at 135 Merchant Street, Suite 230, Cincinnati, Ohio 45246, Attn: Robert G. Dorsey; or at such other address as such party may from time to time specify in writing to the other party pursuant to this Section.

18.       ASSIGNMENT.

This Agreement and the rights and duties hereunder shall not be assignable by either of the parties hereto except by the specific written consent of the other party. This Agreement shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and permitted assigns.

19.       GOVERNING LAW.

This Agreement shall be construed in accordance with the laws of the State of Ohio and the applicable provisions of the 1940 Act. To the extent that the applicable laws of the State of Ohio, or any of the provisions herein, conflict with the applicable provisions of the 1940 Act, the latter shall control.

20.       LIMITATION OF LIABILITY.

A copy of the Declaration of Trust of the Trust is on file with the Secretary of the State of Ohio, and notice is hereby given that this instrument is executed on behalf of the Board of Trustees of the Trust and not individually and that the obligations of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Trust (or if the matter relates only to a particular Portfolio, that Portfolio), and Ultimus shall look only to the assets of the Trust, or the particular Portfolio, for the satisfaction of such obligations.

21.       MULTIPLE ORIGINALS.

This Agreement may be executed in two or more counterparts, each of which when so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed all as of the day and year first above written.

THE GKM FUNDS

By: /s/ Timothy J. Wahl

Title: President

ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Robert G. Dorsey

Title: President

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SCHEDULE A

TO THE FUND ACCOUNTING AGREEMENT BETWEEN

THE GKM FUNDS

AND

ULTIMUS FUND SOLUTIONS, LLC

FUND PORTFOLIOS

The GKM Growth Fund

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SCHEDULE B

TO THE FUND ACCOUNTING AGREEMENT BETWEEN

THE GKM FUNDS

AND

ULTIMUS FUND SOLUTIONS, LLC

FEES AND EXPENSES

FEES:

Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Portfolio as follows:

Base fee per year = $[XX], ($[XX] per month), plus

Asset based fee of:

Average Daily Net Assets	Asset Based Fee
First $500 million	[XX]%
In excess of $500 million	[XX]%

The above base fee assumes one class of shares. For a Portfolio that offers more than one class of shares, the base fee is $[XX] (two classes) or $[XX] (three classes).

The forgoing fees include 100 portfolio trades per month (exclusive of daily cash investments). For Portfolios with more than 100 trades in a month, Ultimus will charge $[XX] for each trade in excess of 100.

The forgoing fees will be discounted by [XX]% with respect to The GKM Growth Fund until the earlier of (i) one year from the date of this Agreement or (ii) such Portfolio’s net assets reach $10 million.

For Performance Reporting (including After-Tax Performance Reporting), Ultimus charges each Portfolio a fee of $[XX] per month.

OUT-OF-POCKET EXPENSES:

The fees set forth above shall be in addition to the payment of out-of-pocket expenses, as provided for in Section 4 of this Agreement.

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AMENDMENT TO

FUND ACCOUNTING AGREEMENT

WHEREAS, The GKM Funds, an Ohio business trust (the "Trust"), and Ultimus Fund Solutions, LLC ("Ultimus"), an Ohio limited liability company, have entered into a Fund Accounting Agreement as of December 17, 2001 (the "Agreement");

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective July 1, 2012, the Trust and Ultimus agree to amend the Agreement as follows:

1.	The Trust’s name in the Agreement is hereby changed to: “The Investment House Funds”.

2. Schedule A of the Agreement is hereby amended as follows:

TO THE FUND ACCOUNTING AGREEMENT BETWEEN

THE INVESTMENTHOUSE FUNDS

AND

ULTIMUS FUND SOLUTIONS, LLC

FUND PORTFOLIOS

The Investment House Growth Fund

3. Except as amended hereof, the Agreement shall remain in full force and effect.

Executed this 1st day of July, 2012.

THE INVESTMENT HOUSE FUNDS

By: /s/ Tim Wahl

Title: President

ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Robert G. Dorsey

Title: President

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SECOND AMENDMENT TO

FUND ACCOUNTING AGREEMENT

WHEREAS, The Investment House Funds, an Ohio business trust (the "Trust"), and Ultimus Fund Solutions, LLC ("Ultimus"), an Ohio limited liability company, have entered into a Fund Accounting Agreement originally dated as of December 17, 2001and any amendments thereto (the "Agreement");

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective October 1, 2015, the Trust and Ultimus agree to amend the Agreement as follows:

1. Schedule B of the Agreement is hereby amended as follows:

FEES AND EXPENSES

FEES:

Ultimus shall be entitled to receive a fee from the Trust on the first business day following the end of each month, or at such time(s) as Ultimus shall request and the parties hereto shall agree, a fee computed with respect to each Portfolio as follows:

Base fee per year = $[XX], ($[XX] per month), plus

Asset based fee of:

Average Daily Net Assets	Asset Based Fee
First $500 million	[XX]%
In excess of $500 million	[XX]%

The above base fee assumes one class of shares. For a Portfolio that offers more than one class of shares, the base fee is $[XX] (two classes) or $[XX] (three classes).

The forgoing fees include 100 portfolio trades per month (exclusive of daily cash investments). For Portfolios with more than 100 trades in a month, Ultimus will charge $[XX] for each trade in excess of 100.

For Performance Reporting (including After-Tax Performance Reporting), Ultimus charges each Portfolio a fee of $[XX] per month.

OUT-OF-POCKET EXPENSES:

The fees set forth above shall be in addition to the payment of out-of-pocket expenses, as provided for in Section 4 of this Agreement.

2. Except as amended hereof, the Agreement shall remain in full force and effect.

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Executed this 1st day of October, 2015.

THE INVESTMENT HOUSE FUNDS

By: /s/ Tim Wahl

Title: President

ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Robert G Dorsey

Title: President

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THIRD AMENDMENT TO

FUND ACCOUNTING AGREEMENT

WHEREAS, The Investment House Funds, an Ohio business trust (the “Trust”), and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company, have entered into a Fund Accounting Agreement originally dated as of December 17, 2001 and any amendments thereto (the “Agreement”);

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective June 26, 2018, the Trust and Ultimus agree to amend the Agreement as follows:

1.	Section 1(d)(ii)(B) of the Agreement is deleted and replaced with the following:

1.	RETENTION OF ULTIMUS.

(d)	ADDITIONAL ACCOUNTING SERVICES

(ii)	Provide accounting information for the following:

B.	the Trust’s reports with the SEC on Forms N-CEN, N-PORT and N-CSR;

2.	Section 1(e) is added to the Agreement as follows:

1.	RETENTION OF ULTIMUS.

(e)       FORM N-CEN and N-PORT

If Ultimus also provides fund administration services to the Trust or Fund, Ultimus will prepare and file with the SEC the reports on Form N-CEN and N-PORT.

3.	Section 4(f) of the Agreement is deleted and replaced with the following:

4.	REIMBURSEMENT OF EXPENSES.

(f) The actual third-party data costs and data services required to complete Forms N-PORT and N-CEN or to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act; and

(g) Any additional expenses reasonably incurred by Ultimus in the performance of its duties and obligations under this Agreement.

4.	Schedule B to the Agreement is amended to add the following:

FORMS N-CEN and N-PORT

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•	Beginning on June 1, 2018, the Trust or Fund agrees to pay Ultimus for any out-of-pocket expenses related to the preparation and filing of Form N-CEN and to meet the requirements of Rule 30a-1 under the 1940 Act.

•	The Trust or Fund agrees to pay Ultimus a one-time implementation fee of $[XX] per Fund and an annual fee (based on the schedule below), for preparing Forms N-CEN and N-PORT and to meet the requirements of Rule 30b1-9 under the 1940 Act. The implementation fee shall be paid in two equal installments with the first payment due 60 days prior to the Fund’s first fiscal year end after the compliance date for Form N-CEN, and the second payment due 60 days prior to the Fund’s compliance date for Form N-PORT.

	Number of Securities	Annual Fee Per Fund (paid monthly)
Equity Funds*	Less than 500	$[XX] plus out of pocket charges
	501 to 2,000	$[XX] plus out of pocket charges
	Over 2,000	TBD

Fixed Income Funds	Less than 500	$[XX] plus out of pocket charges
	501 to 1,000	$[XX] plus out of pocket charges
	Over 1,000	TBD

* Equity Fund is defined by any fund that has less than 25% debt exposure over the previous three-month period.

Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

The Parties have duly executed this Amendment as of June 26, 2018.

THE INVESTMENT HOUSE FUNDS	ULTIMUS FUND SOLUTIONS, LLC

By: /s/Tim Wahl	By: /s/Gary Tenkman
Name: Tim Wahl	Name: Gary Tenkman
Title: President	Title: President and Managing Director
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FOURTH AMENDMENT TO

FUND ACCOUNTING AGREEMENT

WHEREAS, The Investment House Funds, an Ohio business trust (the “Trust”), and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company, have entered into a Fund Accounting Agreement originally dated as of December 17, 2001 and any amendments thereto (the “Agreement”);

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective October 1, 2018, the Trust and Ultimus agree to amend the Agreement as follows:

1. The first paragraph of Section 6 of the Agreement is deleted in its entirety and replaced with the following:

The term of this Agreement shall be extended through September 30, 2020, unless earlier terminated by either party hereto as provided hereunder. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

2. Ultimus agrees to waive the one-time implementation fee related to the preparation and filing of Forms N-CEN and N-PORT, and to meet the requirements of Rule 30b1-9 under the 1940 Act, as described in the Third Amendment to the Agreement.

Ultimus also agrees to waive the annual fees relating to the preparation and filing of Forms N-CEN and N-PORT, and to meet the requirements of Rule 30b1-9 under the 1940 Act, as described in the Third Amendment to the Agreement, during the two-year period from October 1, 2018 through September 30, 2020.

During the time period described above, the Trust or Fund agrees to reimburse Ultimus for the actual third-party data costs and data services required to complete Forms N-PORT and N-CEN or to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act, as provided in the Agreement.

3. Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Parties have duly executed this Amendment as of October 1, 2018.

THE INVESTMENT HOUSE FUNDS	ULTIMUS FUND SOLUTIONS, LLC

By: /s/Tim Wahl	By: /s/Mark J Seger
Name: Tim Wahl	Name: Mark J Seger
Title: President	Title: CEO
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FIFTH AMENDMENT TO

FUND ACCOUNTING AGREEMENT

WHEREAS, The Investment House Funds, an Ohio business trust (the “Trust”), and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company, have entered into a Fund Accounting Agreement originally dated as of December 17, 2001 and any amendments thereto (the “Agreement”);

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective January 1, 2020, the Trust and Ultimus agree to amend the Agreement as follows:

1. Section 4(c) of the Agreement is deleted and replaced with the following:

4.       REIMBRSEMENT OF EXPENSES.

(c) The cost of obtaining secondary security market quotes;

2. Schedule B to the Agreement is amended to add the following:

PRICE QUOTES

The charges for primary securities/commodity price quotes are determined by Ultimus’ cost of obtaining such quotes and, therefore, are subject to change. Current charges (presented as per security/per day unless otherwise noted) are as follows:

Canadian and Domestic Equities	$[XX]
International Equity (Non-Fair Value)	$[XX]
International Equity (Fair Value)	$[XX]
Options	$[XX]
Futures (Listed)	$[XX]
Corporate Bonds, MBS Bonds, MBS ARMs, & Money Markets	$[XX]
Government/Agency	$[XX]
Floating Rate MTN	$[XX]
Municipal Bonds	$[XX]
High Yield Corporate Bonds & High Yield Municipal Bonds	$[XX]
International Bond	$[XX]
ABS & ABS Home Equity	$[XX]
CMO Non-Agency Whole Loan ARMs, CMOs, & CMO Other ARMs	$[XX]
CMBS	$[XX]
18

CDO & CLO	$[XX]
Leverage Loans/Bank loans [monthly]	$[XX]
Exchange Rates - Spot and Forwards	$[XX]

Other Securities/Complex, Hard-to-Value	Market
Manual Pricing Inputs/Advisor Provided	$[XX] per month up to 10 manual inputs
Controlled Foreign Corporation (CFC)	$[XX]/month/CFC

3. Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Parties have duly executed this Amendment as of January 1, 2020.

THE INVESTMENT HOUSE FUNDS	ULTIMUS FUND SOLUTIONS, LLC

By: /s/Timothy J. Wahl	By: /s/David K. James

Name: Timothy J. Wahl	Name: David K. James

Title: President	Title: Executive Vice President and Chief Legal and Risk Officer

19

SIXTH AMENDMENT TO

FUND ACCOUNTING AGREEMENT

WHEREAS, The Investment House Funds, an Ohio business trust (the “Trust”), and Ultimus Fund Solutions, LLC (“Ultimus”), an Ohio limited liability company, have entered into a Fund Accounting Agreement originally dated as of December 17, 2001 and any amendments thereto (the “Agreement”);

WHEREAS, the parties agree to amend the Agreement;

NOW, THEREFORE, effective October 1, 2020, the Trust and Ultimus agree to amend the Agreement as follows:

1. The first paragraph of Section 6 of the Agreement is deleted in its entirety and replaced with the following:

The term of this Agreement shall be extended through September 30, 2022, unless earlier terminated by either party hereto as provided hereunder. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

2. Ultimus agrees to waive the annual fees relating to the preparation and filing of Forms N-CEN and N-PORT, and to meet the requirements of Rule 30b1-9 under the 1940 Act, as described in the Third Amendment to the Agreement, during the two-year period from October 1, 2020 through September 30, 2022.

During the time period described above, the Trust or Fund agrees to reimburse Ultimus for the actual third-party data costs and data services required to complete Forms N-PORT and N-CEN or to meet the requirements of Rules 30a-1 and 30b1-9 under the 1940 Act, as provided in the Agreement.

3. Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

4. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

The Parties have duly executed this Amendment as of October 1, 2020.

THE INVESTMENT HOUSE FUNDS	ULTIMUS FUND SOLUTIONS, LLC

By: /s/Timothy J. Wahl	By: /s/David K. James

Name: Timothy J. Wahl	Name: David K. James

Title: President	Title: Executive Vice President and Chief Legal and Risk Officer
20

SEVENTH AMENDMENT TO

FUND ACCOUNTING AGREEMENT

THIS SEVENTH AMENDMENT TO FUND ACCOUNTING AGREEMENT (this “Amendment”), effective as of October 1, 2022, by and among The Investment House Funds, an Ohio business trust (the “Trust”), and Ultimus Fund Solutions, LLC, an Ohio limited liability company (“Ultimus”).

WHEREAS, the Trust and Ultimus entered into that certain Fund Accounting Agreement dated December 17, 2001, as amended (the “Agreement”); and

WHEREAS, the parties desire to amend the Agreement as described herein.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein set forth, the parties hereto agree as follows:

1.	Amendments.

(a) The first paragraph of Section 6 of the Agreement hereby is deleted in its entirety and replaced with the following:

The term of this Agreement shall be extended through September 30, 2024, unless earlier terminated by either party hereto as provided hereunder. Thereafter, unless otherwise terminated as provided herein, this Agreement shall be renewed automatically for successive one-year periods.

(b) Schedule B to the Agreement hereby is amended to add the following:

FORMS N-CEN AND N-PORT

Each Fund shall pay a monthly reporting modernization fee for third-party data and technology and personnel costs associated with N-PORT and N-CEN filings. Current annual charges are as follows, but are subject to change from time-to-time upon written notice from Ultimus:

	Number of Securities	Annual Fee Per Fund (paid monthly)
Equity Funds*	Less than 500	$[XX] plus reimbursable expenses
	501 to 2,000	$[XX] plus reimbursable expenses
	Over 2,000	TBD

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Fixed Income Funds	Less than 500	$[XX] plus reimbursable expenses
	501 to 1,000	$[XX] plus reimbursable expenses
	Over 1,000	TBD

* Equity Fund is defined by any fund that has less than 25% debt exposure over the previous three-month period.

2.	Miscellaneous.

(a) Except as set forth in this Amendment, the Agreement is unaffected and shall continue in full force and effect in accordance with its terms. If there is a conflict between this Amendment and the Agreement, the terms of this Amendment will prevail.

(b) This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, each party hereto has caused this Amendment to be executed by its duly authorized officer as of the date and year first above written.

THE INVESTMENT HOUSE FUNDS	ULTIMUS FUND SOLUTIONS, LLC

By: /s/ Tim Wahl	By: /s/ Gary Tenkman

Name: Tim Wahl	Name: Gary Tenkman

Title: President	Title: Chief Executive Officer

22